Exhibit 99.2
BXP ANNOUNCES THIRD QUARTER 2023 RESULTS

Executed More Than 1.0 Million Square Feet of Leases in Q3 and
Delivered Two Development Properties

BOSTON, MA, November 1, 2023 - BXP (NYSE: BXP), the largest publicly traded developer, owner, and manager of premier workplaces in the United States, reported results today for the third quarter ended September 30, 2023.
Financial highlights for the third quarter include:
•Revenue increased 4.3% to $824.3 million for the quarter ended September 30, 2023, compared to $790.5 million for the quarter ended September 30, 2022.
•Net income (loss) attributable to Boston Properties, Inc. of $(111.8) million, or $(0.71) per diluted share (EPS), for the quarter ended September 30, 2023, compared to $361.0 million, or $2.29 per diluted share, for the quarter ended September 30, 2022. The decrease compared to Q3 2022 is primarily due to:
◦recognition of $262.3 million in gains on sales of real estate that occurred in Q3 2022, that did not recur in Q3 2023;
◦recording non-cash net losses from investments in unconsolidated joint ventures of $236.8 million in Q3 2023, due to an impairment charge totaling approximately $272.6 million, partially offset by a gain of $35.8 million;
◦greater depreciation and amortization expense of $16.8 million in Q3 2023 primarily due to asset acquisitions in Q2 and Q3 of 2022; and
◦greater interest expenses, net of an increase in interest income, of $19.0 million;
◦offset by (1) a lower allocation of noncontrolling interest-common units in Boston Properties Limited Partnership, the operating partnership (“BPLP”), of $53.5 million and (2) greater contributions from portfolio operations of approximately $13.0 million in Q3 2023.
•EPS for the third quarter fell short of the mid-point of BXP’s guidance by $1.35 per diluted share primarily due to a $1.56 per diluted share non-cash impairment charge related to BXP’s investments in the unconsolidated joint ventures that own Platform 16, Safeco Plaza, 200 Fifth Avenue and 360 Park Avenue South, partially offset by $0.20 per share gain on the restructuring of BXP’s interest in its Metropolitan Square investment.
•Funds from Operations (FFO) of $292.8 million, or $1.86 per diluted share, for the quarter ended September 30, 2023, compared to FFO of $299.8 million, or $1.91 per diluted share, for the quarter ended September 30, 2022. The decrease compared to Q3 2022 is primarily due to greater interest expenses, net of an increase in interest income, of $19.0 million, partially offset by greater contributions from portfolio operations of approximately $13.0 million.

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•FFO per diluted share exceeded the mid-points of BXP’s guidance by $0.02 per share, as a result of better-than-projected portfolio performance.
BXP also provided updated guidance for full year 2023 EPS of $1.05 - $1.07 and FFO of $7.25 - $7.27 per diluted share. Changes to our prior guidance includes higher projected portfolio NOI offset by higher net interest expense from recent financing activities.
See “EPS and FFO per Share Guidance” below.
Third quarter and recent business highlights include:
•Executed approximately 1.06 million square feet of leases with a weighted-average lease term of 8.2 years.
•Delivered two development projects:
◦Completed and fully placed in-service the redevelopment of 140 Kendrick Street - Building A, a 104,000 square foot property in Needham, Massachusetts. 140 Kendrick is the first Net Zero, Carbon Neutral office repositioning of this scale in Massachusetts. The property is 100% leased.
◦Completed and fully placed in-service 751 Gateway, a 231,000 square foot laboratory/life sciences property in South San Francisco, California in which BXP has a 49% interest. The property is 100% leased.
•Further strengthened BXP’s balance sheet by addressing the remaining 2023 debt maturities, and sourcing additional liquidity in the bank market. Notable transactions include:
◦A joint venture in which BXP has a 50% interest exercised an option to extend by one year the maturity date of its loan collateralized by 100 Causeway in Boston, Massachusetts. The 634,000 square foot premier workplace is 95% leased. After making an approximately $4.0 million principal repayment, the modified and extended loan has an outstanding balance of $336.6 million and the interest rate was reduced from Term SOFR plus 1.60% to Term SOFR plus 1.48% per annum. The loan now matures on September 5, 2024, with a one-year extension option, subject to certain conditions.
◦A joint venture in which BXP has a 50% interest modified the loan collateralized by its Hub on Causeway - Podium property located in Boston, Massachusetts. The modified loan now matures on September 8, 2025, with a one-year extension option, subject to certain conditions. After making an approximately $20.0 million repayment, the modified and extended loan has an outstanding balance of $154.3 million. The interest rate changed from Term SOFR plus 2.35% per annum to Daily Simple SOFR plus 2.50% per annum. The joint venture entered into interest rate swap contracts resulting in a weighted-average fixed rate of approximately 7.35% per annum through September 8, 2025.
◦A joint venture in which BXP has a 25% interest, exercised its second extension option with the lender, an affiliate of BXP, of the land loan collateralized by its land and improvements at its 3 Hudson Boulevard property located in New York, New York. The land loan now matures on February 9, 2024.
◦BPLP completed the repayment of $500.0 million in aggregate principal amount of its 3.125% senior notes due September 1, 2023 using available cash. The repayment

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price was approximately $507.8 million, which included the entire principal amount plus approximately $7.8 million of accrued and unpaid interest.
◦BPLP increased the current maximum borrowing amount of its 2021 Revolving Credit Facility from $1.5 billion to $1.815 billion by adding three new lenders to the Facility. All other terms of the 2021 Credit Facility, including its expiration date of June 15, 2026, remain unchanged. BPLP has no current borrowings under the Facility.
◦A joint venture in which BXP owned a 20% equity interest (with an institutional investor owning the remaining 80%) completed a restructuring of the ownership in Metropolitan Square, which resulted in (i) an affiliate of the existing mezzanine lender purchasing the property, and (ii) BXP becoming a co-lender of up to $20.0 million under a new $100.0 million mezzanine loan. The transaction also resulted in, among other things, (i) the cessation of BXP’s obligation to fund future investments through its then 20% equity interest, which caused BXP to recognize a third quarter gain on investment of approximately $35.8 million related to its deficit investment balance, and (ii) the removal of the property from BXP’s in-service portfolio. Prior to the restructuring, the property was encumbered by an aggregate of $420.0 million of debt, consisting of a senior loan with an outstanding principal balance of $305.0 million (“Senior Loan”) and the existing $115.0 million mezzanine loan. The new mezzanine loan, which is subordinate only to the Senior Loan, may be drawn upon for future lease-up, operating and other costs on an as needed basis, and amounts borrowed will bear interest at a per annum rate of 12%, compounded monthly. In addition, BXP will continue to provide property management and leasing services to the property with the potential to earn additional incentive fees. Metropolitan Square is a 654,000 square foot premier workplace located at 655 15th Street, NW in the heart of downtown Washington, DC.
◦On October 26, 2023, BXP closed on a mortgage loan collateralized by its 325 Main Street, 355 Main Street, and 90 Broadway properties located in Cambridge, Massachusetts. The mortgage loan, totaling $600 million, requires interest-only payments at Daily Simple SOFR plus a 2.25% per annum until maturity on October 26, 2028. BXP intends to use the net proceeds from this financing and available cash to repay the $700 million senior unsecured notes due February 1, 2024.
•BXP entered into a joint venture agreement with an institutional investor for the future development of 343 Madison Avenue located on Madison Avenue between 44th and 45th Streets in New York City, New York adjacent to Grand Central Station. BXP owns a 55% interest in the venture and its partner owns a 45% interest, and BXP will provide customary development, property management, and leasing services. The 343 Madison Avenue project contemplates the construction of (1) a direct entrance to the Long Island Railroad’s new east side access project (“Grand Central Madison”) (“Phase 1”) and (2) an approximately 900,000 square foot premier workplace building with ground floor retail (“Phase 2”). The joint venture executed a 99-year ground lease with the Metropolitan Transportation Authority for the approximately 25,000 square foot site. The ground lease requires the joint venture to construct Phase 1 of the development project. The joint venture has the option until July 31, 2025 to terminate the ground lease prior to construction of the new building and receive reimbursement for the cost of the construction of the east side access to Grand Central Station. There can be no assurance that Phase 1 will be completed on the terms currently contemplated or that Phase 2 of the development project will commence on the terms currently contemplated or at all.

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•Continued BXP’s leadership and ongoing commitment to sustainability and impact and earned a top ESG rating in the 2023 GRESB® assessment. BXP earned its 12th consecutive “Green Star” recognition and the highest GRESB 5-star rating, as well as an “A” level disclosure score. BXP also achieved the highest scores in several categories, including Data Monitoring & Review, Targets, Policies, Reporting, and Stakeholder Engagement. BXP achieved second place within its Development Peer Group, third place in its Standing Investments Peer Group, and fourth overall among U.S. listed participants.
The reported results are unaudited and there can be no assurance that these reported results will not vary from the final information for the quarter ended September 30, 2023. In the opinion of management, BXP has made all adjustments considered necessary for a fair statement of these reported results.

EPS and FFO per Share Guidance:
BXP’s guidance for the full year 2023 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. Except as described below, the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, interest rates, the timing of the lease-up of available space, the timing of development cost outlays and development deliveries, and the earnings impact of the events referenced in this release and those referenced during the related conference call. The estimates do not include (1) possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, (2) the impacts of any other capital markets activity, (3) future write-offs or reinstatements of accounts receivable and accrued rent balances, or (4) future impairment charges. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense, impairment losses on depreciable real estate, and any gains or losses associated with disposition activity. BXP is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses on depreciable real estate, or gains or losses associated with disposition activities. There can be no assurance that BXP’s actual results will not differ materially from the estimates set forth below.

	Full Year 2023
	Low	High
Projected EPS (diluted)	$1.05	$1.07
Add:
Projected Company share of real estate depreciation and amortization	4.85	4.85
Projected Company share of (gains)/losses on sales of real estate, gain on investment from unconsolidated joint venture and impairments	1.35	1.35
Projected FFO per share (diluted)	$7.25	$7.27

BXP will host a conference call on Thursday, November 2, 2023 at 10:00 AM Eastern Time, open to the general public, to discuss the third quarter 2023 results, provide a business update, and discuss other business matters that may be of interest to investors. Participants who would like to join the call and ask a question may register at https://register.vevent.com/register/BI258f07a8cd3f4d07bee856df6e1462c2 to receive the dial-in numbers and unique PIN to

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access the call. There will also be a live audio, listen-only webcast of the call, which may be accessed in the Investors section of BXP’s website at https://investors.bxp.com/events-webcasts. Shortly after the call, a replay of the call will be available on BXP’s website at https://investors.bxp.com/events-webcasts for up to twelve months following the call.
Additionally, a copy of BXP’s third quarter 2023 “Supplemental Operating and Financial Data” and this press release are available in the Investors section of BXP’s website at investors.bxp.com.

BXP (NYSE: BXP) is the largest publicly traded developer, owner, and manager of premier workplaces in the United States, concentrated in six dynamic gateway markets - Boston, Los Angeles, New York, San Francisco, Seattle, and Washington, DC. BXP has delivered places that power progress for our clients and communities for more than 50 years. BXP is a fully integrated real estate company, organized as a real estate investment trust (REIT). Including properties owned by unconsolidated joint ventures, BXP’s portfolio totals 53.5 million square feet and 190 properties, including 11 properties under construction/redevelopment. For more information about BXP, please visit our website or follow us on LinkedIn or Instagram.

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by our use of the words “anticipates,” “believes,” “budgeted,” “could,” “estimates,” “expects,” “guidance,” “intends,” “may,” “might,” “plans,” “projects,” “should,” “will,” and similar expressions that do not relate to historical matters. These statements are based on our current plans, expectations, projections and assumptions about future events. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond BXP’s control. If our underlying assumptions prove inaccurate, or known or unknown risks or uncertainties materialize, actual results could differ materially from those expressed or implied by the forward-looking statements. These factors include, without limitation, the risks and uncertainties related to the impact of changes in general economic and capital market conditions, including continued inflation, increasing interest rates, supply chain disruptions, labor market disruptions, dislocation and volatility in capital markets, potential longer-term changes in consumer and client behavior resulting from the severity and duration of any downturn in the U.S. or global economy, general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases on favorable terms, changes in client preferences and space utilization, dependence on clients’ financial condition, and competition from other developers, owners and operators of real estate), the impact of geopolitical conflicts, the immediate and long-term impact of the outbreak of a highly infectious or contagious disease, on our and our clients’ financial condition, results of operations and cash flows (including the impact of actions taken to contain the outbreak or mitigate its impact, the direct and indirect economic effects of the outbreak and containment measures on our clients, and the ability of our clients to successfully operate their businesses), the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on BXP’s accounting policies and on period-to-period comparisons of financial results, the uncertainties of costs to comply with regulatory changes (including potential costs to comply with the Securities and Exchange Commission’s proposed rules to standardize climate-related disclosures) and other risks and uncertainties detailed from time to time in BXP’s filings with the SEC. These forward-looking statements speak only as of the date of issuance of this report and are not guarantees of future results, performance, or achievements. BXP does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as otherwise required by law.

Financial tables follow.

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BOSTON PROPERTIES, INC. CONSOLIDATED BALANCE SHEETS (Unaudited)
	September 30, 2023	December 31, 2022
	(in thousands, except for share and par value amounts)
ASSETS
Real estate, at cost	$24,809,369	$24,261,588
Construction in progress	551,330	406,574
Land held for future development	670,691	721,501
Right of use assets - finance leases	237,532	237,510
Right of use assets - operating leases	322,790	167,351
Less: accumulated depreciation	(6,723,616)	(6,298,082)
Total real estate	19,868,096	19,496,442
Cash and cash equivalents	882,647	690,333
Cash held in escrows	47,741	46,479
Investments in securities	32,809	32,277
Tenant and other receivables, net	123,138	81,389
Related party note receivable, net	88,807	78,576
Sales-type lease receivable, net	13,475	12,811
Accrued rental income, net	1,331,796	1,276,580
Deferred charges, net	692,386	733,282
Prepaid expenses and other assets	121,431	43,589
Investments in unconsolidated joint ventures	1,536,822	1,715,911
Total assets	$24,739,148	$24,207,669
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$3,275,974	$3,272,368
Unsecured senior notes, net	10,488,568	10,237,968
Unsecured line of credit	—	—
Unsecured term loan, net	1,197,173	730,000
Lease liabilities - finance leases	253,178	249,335
Lease liabilities - operating leases	341,299	204,686
Accounts payable and accrued expenses	462,240	417,545
Dividends and distributions payable	171,916	170,643
Accrued interest payable	128,422	103,774
Other liabilities	380,014	450,918
Total liabilities	16,698,784	15,837,237

Commitments and contingencies	—	—
Redeemable deferred stock units	6,788	6,613
Equity:
Stockholders’ equity attributable to Boston Properties, Inc.:
Excess stock, $0.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $0.01 par value, 50,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 250,000,000 shares authorized, 157,018,080 and 156,836,767 issued and 156,939,180 and 156,757,867 outstanding at September 30, 2023 and December 31, 2022, respectively	1,569	1,568
Additional paid-in capital	6,568,645	6,539,147
Dividends in excess of earnings	(782,275)	(391,356)
Treasury common stock at cost, 78,900 shares at September 30, 2023 and December 31, 2022	(2,722)	(2,722)
Accumulated other comprehensive income (loss)	2,866	(13,718)
Total stockholders’ equity attributable to Boston Properties, Inc.	5,788,083	6,132,919
Noncontrolling interests:
Common units of the Operating Partnership	656,587	683,583
Property partnerships	1,588,906	1,547,317
Total equity	8,033,576	8,363,819
Total liabilities and equity	$24,739,148	$24,207,669

BOSTON PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
	(in thousands, except for per share amounts)
Revenue
Lease	$767,181	$739,255	$2,285,789	$2,179,274
Parking and other	30,428	28,154	81,421	80,234
Hotel	13,484	11,749	35,554	28,395
Development and management services	9,284	7,465	28,122	19,650
Direct reimbursements of payroll and related costs from management services contracts	3,906	3,900	13,750	11,204
Total revenue	824,283	790,523	2,444,636	2,318,757
Expenses
Operating
Rental	300,192	281,702	882,536	825,805
Hotel	9,020	8,548	23,852	19,832
General and administrative	31,410	32,519	131,387	110,378
Payroll and related costs from management services contracts	3,906	3,900	13,750	11,204
Transaction costs	751	1,650	1,970	2,146
Depreciation and amortization	207,435	190,675	618,746	551,445
Total expenses	552,714	518,994	1,672,241	1,520,810
Other income (expense)
Loss from unconsolidated joint ventures	(247,556)	(3,524)	(261,793)	(1,389)
Gains on sales of real estate	517	262,345	517	381,293
Interest and other income (loss)	20,715	3,728	48,999	6,151
Other income - assignment fee	—	—	—	6,624
Gains (losses) from investments in securities	(925)	(1,571)	2,311	(8,549)
Unrealized gain (loss) on non-real estate investment	(51)	—	332	—
Interest expense	(147,812)	(111,846)	(424,492)	(317,216)
Net income (loss)	(103,543)	420,661	138,269	864,861
Net (income) loss attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(20,909)	(18,801)	(59,337)	(54,896)
Noncontrolling interest—common units of the Operating Partnership	12,626	(40,883)	(8,642)	(82,821)
Net income (loss) attributable to Boston Properties, Inc.	$(111,826)	$360,977	$70,290	$727,144
Basic earnings per common share attributable to Boston Properties, Inc.
Net income (loss)	$(0.71)	$2.30	$0.45	$4.63
Weighted average number of common shares outstanding	156,880	156,754	156,837	156,708
Diluted earnings per common share attributable to Boston Properties, Inc.
Net income (loss)	$(0.71)	$2.29	$0.45	$4.62
Weighted average number of common and common equivalent shares outstanding	156,880	157,133	157,177	157,144

BOSTON PROPERTIES, INC.
FUNDS FROM OPERATIONS (1)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
	(in thousands, except for per share amounts)
Net income (loss) attributable to Boston Properties, Inc.	$(111,826)	$360,977	$70,290	$727,144
Add:
Noncontrolling interest - common units of the Operating Partnership	(12,626)	40,883	8,642	82,821
Noncontrolling interests in property partnerships	20,909	18,801	59,337	54,896
Net income (loss)	(103,543)	420,661	138,269	864,861
Add:
Depreciation and amortization expense	207,435	190,675	618,746	551,445
Noncontrolling interests in property partnerships’ share of depreciation and amortization	(18,174)	(17,706)	(53,743)	(52,773)
Company’s share of depreciation and amortization from unconsolidated joint ventures	25,666	21,485	77,067	64,649
Corporate-related depreciation and amortization	(446)	(431)	(1,357)	(1,248)
Impairment losses included within loss from unconsolidated joint ventures	272,603	—	272,603	—
Less:
Gains on sales of real estate	517	262,345	517	381,293
Gain on investment included within loss from unconsolidated joint ventures	35,756	—	35,756	—
Unrealized gain (loss) on non-real estate investment	(51)	—	332	—
Noncontrolling interests in property partnerships	20,909	18,801	59,337	54,896
Funds from operations (FFO) attributable to the Operating Partnership (including Boston Properties, Inc.)	326,410	333,538	955,643	990,745
Less:
Noncontrolling interest - common units of the Operating Partnership’s share of funds from operations	33,588	33,787	98,049	100,164
Funds from operations attributable to Boston Properties, Inc.	$292,822	$299,751	$857,594	$890,581
Boston Properties, Inc.’s percentage share of funds from operations - basic	89.71%	89.87%	89.74%	89.89%
Weighted average shares outstanding - basic	156,880	156,754	156,837	156,708
FFO per share basic	$1.87	$1.91	$5.47	$5.68
Weighted average shares outstanding - diluted	157,269	157,133	157,177	157,144
FFO per share diluted	$1.86	$1.91	$5.46	$5.67

(1)Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“Nareit”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to Boston Properties, Inc. (computed in accordance with GAAP) for gains (or losses) from sales of properties, including a change in control, impairment losses on depreciable real estate consolidated on our balance sheet, impairment losses on our investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures and real estate-related depreciation and amortization. FFO is a non-GAAP financial measure, but we believe the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales or a change in control of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.
Our calculation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current Nareit definition or that interpret the current Nareit definition differently.
In order to facilitate a clear understanding of the Company’s operating results, FFO should be examined in conjunction with net income (loss) attributable to Boston Properties, Inc. as presented in the Company’s consolidated financial statements. FFO should not be considered as a substitute for net income (loss) attributable to Boston Properties, Inc. (determined in accordance with GAAP) or any other GAAP financial measures and should only be considered together with and as a supplement to the Company’s financial information prepared in accordance with GAAP.

BOSTON PROPERTIES, INC.
PORTFOLIO LEASING PERCENTAGES

	% Occupied by Location (1)		% Leased by Location (2)
	September 30, 2023	December 31, 2022	September 30, 2023	December 31, 2022
Boston	90.8%	90.2%	91.5%	92.7%
Los Angeles	85.9%	88.3%	87.6%	88.6%
New York	90.2%	86.8%	90.9%	90.9%
San Francisco	87.1%	88.5%	87.9%	88.8%
Seattle	84.7%	88.3%	87.6%	90.9%
Washington, DC	86.5%	88.7%	90.9%	93.0%
Total Portfolio	88.8%	88.6%	90.4%	91.5%

(1)Represents signed leases for which revenue recognition has commenced in accordance with GAAP.
(2)Represents signed leases for which revenue recognition has commenced in accordance with GAAP and signed leases for vacant space with future commencement dates.

AT BXP
Michael LaBelle
Executive Vice President,
Chief Financial Officer and Treasurer
mlabelle@bxp.com

Helen Han
Vice President, Investor Relations
hhan@bxp.com

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